UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 2, 2005

Date of Report (date of Earliest Event Reported)

TELETOUCH COMMUNICATIONS, INC.

(Exact Name of Company as Specified in its Charter)

DELAWARE	001-13436	75-2556090
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1913 Deerbrook, Tyler, Texas 75703

(Address of principal executive offices and zip code)

(903) 595-8800

(Company’s telephone number, including area code)

Not applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 2, 2005, the American Stock Exchange (“AMEX”) notified Teletouch Communications, Inc. (the “Company”) that as a result of the Company’s failure to file its Annual Report on Form 10-K for the fiscal year ended May 31, 2005 within the prescribed timeframe, the Company was not in compliance with the currency in public reporting continued listing requirement under the AMEX Rules. The AMEX staff invited the Company to submit a plan of compliance addressing the continued listing deficiency by no later than September 16, 2005. The Company must regain its compliance with the AMEX listing requirements no later than November 28, 2005.

On September 2, 2005, the Company filed a Current Report on Form 8-K (the “8-K”) in which filing the Company outlined, inter alia, the reasons for the delay in filing of the subject Annual Report. Namely, the Company stated that as the result of ongoing conversations with the SEC staff concerning the accounting for its May 2002 extinguishment of certain junior debt (the “May 2002 Exchange Transaction”) and its November 2002 exchange of Series C Preferred Stock and redeemable common stock purchase warrants for its Series A and Series B Preferred Stock, warrants for the purchase of shares of Series B Preferred Stock, common stock warrants and shares of its common stock (the “November 2002 Exchange Transaction”), it appeared likely that the Company would have to restate its Consolidated Statement of Operations for the years ended May 31, 2002 and 2003 and its Consolidated Balance Sheet as of May 31, 2002 and 2003. The Company further stated that it appeared that there would be no impact on the Company’s results of operations, financial position or cash flows for the years ended May 31, 2004 and 2005, respectively. As soon as possible, the Company intends to file the subject Annual Report and the amended financial statements with the SEC after the completion of its discussions with the SEC staff. In the interim, the Company urged investors and other users of the Company’s SEC filings not to rely on the Company’s financial statements for the years ended May 31, 2002 and 2003, to the extent they are affected by the accounting issues described above.

The Company plans to make a timely submission to the AMEX staff in which submission it will outline the timeframe within which the Company intends to cure the listing deficiency and to regain its compliance with the AMEX continued listing requirements. In the event the AMEX staff does not accept the Company’s plan of compliance, the AMEX staff will initiate delisting proceedings. There is no assurance that the AMEX staff will accept the Company’s plan of compliance or that, even if such plan is accepted, the Company will be able to implement the plan within the prescribed timeframe. The Company may appeal a staff determination to initiate such proceedings and seek a hearing before an AMEX panel. The time and place of such a hearing will be determined by the Panel. If the Panel does not grant the relief sought by the Company, its securities could be de-listed from the AMEX and may continue to be listed on the Pink Sheets trading system. The Company may also apply for listing on the OTC Bulletin Board Market when it regains currency in the public reporting.

Section 8 - Other Events

Item 8.01 Other Events

Press Release

On September 7, 2005, the Company issued a press release announcing the foregoing as well as the preliminary unaudited results of its operations during fiscal 2005. A copy of this press release is attached as Exhibit 99.1 hereto. The reader is advised to read this press release in its entirety.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1 Press Release dated September 7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 7, 2005	By:	/s/ J. Kernan Crotty
	Name:	J. Kernan Crotty
	Title:	Chief Financial Officer and President